EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-232546, 333-198833, 333-182787, and 333-129840) of our report dated March 29, 2022 on the consolidated balance sheets of Patriot Gold Corp as of December 31, 2021 and 2020, and the related statements of operations, stockholders’ equity, and cash flows for the two-year period ended December 31, 2021.

/s/ Fruci & Associates II, PLLC

Spokane, Washington

March 29, 2022